EXHIBIT 4.5
AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
          Amendment No. 4 (this “Amendment”), dated as of February 2, 2007, among Terra Capital, Inc., a Delaware corporation (“Terra Capital”), Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), a Mississippi corporation (“TMH”), and Terra Nitrogen (U.K.) Limited, a company incorporated in England and Wales (“Terra UK”) (Terra Capital, TMH and Terra UK each a “Borrower” and, collectively, the “Borrowers”), Terra Industries Inc., a Maryland corporation (“Terra Industries”), Terra Capital Holdings, Inc., a Delaware corporation (“Terra Capital Holdings”), the Lenders party hereto and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the Amended and Restated Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments hereto, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).
W I T N E S S E T H:
          WHEREAS, Terra Capital has informed the Administrative Agent of its intention to issue certain senior unsecured notes in an aggregate principal amount of approximately $375,000,000, the proceeds of which will be used by Terra Capital to purchase, redeem, defease or otherwise satisfy all of the existing Senior Secured Notes and Senior Second Lien Notes and to discharge all of its obligations thereunder (the “Refinancing Transaction”);
          WHEREAS, Terra Capital has informed the Administrative Agent that Terra Industries has entered into a memorandum of understanding dated as of October 19, 2006 with Kemira GrowHow Oyi (OMX symbol: KGH1V) (“Kemira”) pursuant to which Terra Industries and Kemira have agreed to establish a joint venture (to be held 50% by Terra Industries and 50% by Kemira) for purposes of operating fertilizer and associated process chemicals business (the “New Joint Venture”); and
          WHEREAS, Terra Industries intends that all or substantially all of the assets and/or capital stock of Terra UK to be contributed to the New Joint Venture and therefore requests that the Administrative Agent and the Lenders consent to (A) the establishment of the New Joint Venture, (B) the Investment of the assets and/or capital stock of Terra UK as described above and (C) release Terra UK from all of its obligations under the Credit Agreement and the other Loan Documents and to terminate any Liens granted by Terra UK in favor of the Administrative Agent;
          WHEREAS, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement to permit the occurrence of the Refinancing Transaction, to extend the Scheduled Termination Date, and certain other amendments set forth below.
          NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
          1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.

          2. Amendments. Upon the occurrence of the Fourth Amendment Effective Date (as defined in Section 5), the Credit Agreement is hereby amended as follows:
          (a) Section 1.1 of the Credit Agreement is hereby amended as follows:
               (i) The grid appearing in the definition of “Applicable Margin” is hereby deleted in its entirety and inserting the following in lieu thereof:

	Base Rate	Eurodollar
Leverage Ratio	Loans	Rate Loans
Greater than 4.0 to 1	0.75%	2.00%
Less than or equal to 4.0 to 1	0.50%	1.75%
               (ii) The definition of “Indentures” is hereby amended by (x) deleting the word “and” immediately before clause (d) thereof and replacing it with a “,” and (y) inserting at the end of such definition the following:
          and (e) the Senior Unsecured Note (2007) Indenture.
               (iii) The definition of “Scheduled Termination Date” is hereby deleted in its entirety and the following is inserted in lieu thereof:
          “Scheduled Termination Date” means January ___, 2012.
          (b) Section 1.1 of the Credit Agreement is hereby amended by inserting among the existing defined terms therein in alphabetical order the following defined terms:
     “Amendment No. 4 to the Credit Agreement” means that certain Amendment No. 4 to the Credit Agreement, dated as of January ___, 2007, entered into among the Borrowers, the Administrative Agent and the Lenders party thereto.
     “New Joint Venture” has the meaning specified in Amendment No. 4 to the Credit Agreement.
     “Senior Unsecured Note (2007) Documents” means the Senior Unsecured Note (2007) Indenture and the Senior Unsecured Notes (2007) and all related documents.
     “Senior Unsecured Note (2007) Indenture” means the indenture, dated on or about February 2, 2007 between Terra Capital and the Senior Unsecured Note (2007) Trustee.
     “Senior Unsecured Notes (2007)” means the 7.0 % senior unsecured notes due 2017 issued or to be issued by Terra Capital pursuant to the Senior Unsecured Note (2007) Indenture.
     “Senior Unsecured Note (2007) Trustee” means the trustee, together with its successors and assigns in such capacity, appointed in accordance with the provisions of the

Senior Unsecured Note (2007) Indenture to act for the benefit of the holders of the Senior Unsecured Notes (2007).
          (c) Section 5.2 of the Credit Agreement (Capital Expenditures and Joint Venture Investments) is hereby deleted in its entirety and the following is inserted in lieu thereof:
     Section 5.2 Capital Expenditures and Joint Venture Investments. Terra Industries will not permit (a) Capital Expenditures (excluding any Capital Expenditures financed by insurance proceeds to the extent permitted hereunder) to be made or incurred during each period set forth below and (b) the cash Investments in joint ventures made during such period permitted under Section 8.3(l), in aggregate to be in excess of the maximum amount set forth below, for such period:

Fiscal Year	Maximum Amount
Fiscal Year ended December 31, 2006	$58,000,000
Fiscal Year ended December 31, 2007 and each Fiscal Year thereafter	$75,000,000
          (d) Clause (l) in Section 8.1 of the Credit Agreement is hereby amended by (x) inserting “(i)” at the beginning of such clause and (y) inserting at the end thereof:
     and (ii) Indebtedness in respect of the Senior Unsecured Notes (2007); provided, however, that the aggregate principal amount of such Indebtedness pursuant to this clause (ii) shall (x) not exceed at any time $375,000,000 and (y) be directly applied upon issuance thereof in the refinancing, purchase, redemption, defeasance or other satisfaction of the Indebtedness described in subclause (i) of this clause (l);
          (e) Clause (j) in Section 8.2 of the Credit Agreement is hereby amended by inserting at the end thereof:
     , provided, however, that all such Liens shall be permanently released and discharged upon the issuance of the Senior Unsecured Notes (2007) and Terra Industries shall promptly following such issuance deliver to the Administrative Agent copies of documents reasonably satisfactory to the Administrative Agent evidencing such release and discharge;
          (f) Sub-clause (ii) of Section 8.3 (b) of the Credit Agreement is hereby amended by deleting the text “$50,000,000 for more than 5 consecutive Business Days;” and inserting the following in lieu thereof:
     $75,000,000 for more than 10 consecutive Business Days;
          (g) Section 8.3 of the Credit Agreement is hereby amended by deleting “.” at the end of sub-clause “(n)” and inserting in lieu thereof “; and” and thereafter the following new sub-clause:
          (o) Investments in the New Joint Venture consisting of the capital stock and/or assets of Terra UK; provided, however, that (i) there shall not exist any Default or Event of Default immediately prior to or after giving effect to such Investments and (ii) the Administrative Agent shall have executed and delivered a release of all Terra UK’s obligations and all Liens granted by Terra UK pursuant to the Credit Agreement and the other Loan Documents, (iii) Terra UK shall not have outstanding any Loans or Letters of Credit for its account under the Credit Agreement and (iv) neither Terra Industries nor any of its direct or indirect Subsidiaries (which are not Subsidiaries of Terra UK) shall contribute any of its assets to Terra UK, or otherwise make Investments in Terra UK or its Subsidiaries except to the extent (x) not made in contemplation of the transactions described in this paragraph (o) and (y) otherwise permitted by this Agreement.
          (h) Section 8.(4)(f) of the Credit Agreement is hereby amended by inserting “(i)” immediately before “the aggregate” appearing on the second line of that sub-clause and inserting the following before “;” at the end of such sub-clause:
               or (ii) to the extent constituting Investments permitted under Section 8.3(o); and
     (i) Clause (x) of Section 8.12 of the Credit Agreement is hereby amended by deleting the entire subclause (1) thereof and inserting the following in lieu thereof:
          (1) the purchase, redemption, repayment, defeasance or other satisfaction of the Senior Second Lien Notes and the Senior Secured Notes directly with proceeds of the issuance by Terra Capital of the Senior Unsecured Notes (2007),
          3. Waiver of Mandatory Prepayment. Upon the occurrence of the Refinancing Transaction, the Administrative Agent and the Requisite Lenders waive, solely in connection with the issuance of the Senior Unsecured Notes (2007), the Borrowers’ obligations to apply 100% of the proceeds of the Senior Unsecured Notes (2007) to the prepayment of outstanding Loans (or provide cash collateral in respect of Letters of Credit) as required under Section 2.9(a)(i).
          4. Consent to Release Terra UK. Pursuant to Section 11.1(a)(ix) of the Credit Agreement, the Lenders hereby authorize the Administrative Agent to execute such releases and amendments and take such other actions as may be required in connection therewith to release (upon consummation of the New Joint Venture and contribution therein of the capital stock and/or assets of Terra UK) all of the obligations of Terra UK under the Credit Agreement and the other Loan Documents (including its obligations as a Guarantor under the Guaranty) and the termination of all Liens granted by Terra UK in favor of the Administrative Agent. The Lenders hereby further authorize the Administrative Agent to prepare and file any release document that may be necessary to effectuate the foregoing releases including the termination of any filed UCC financing statements.
          5. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when the following conditions precedent have been satisfied:
               (a) Certain Documents. The Administrative Agent shall have received on or before the Fourth Amendment Effective Date, all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:
                         (i) this Amendment, executed by the Borrowers, Terra Industries, Terra Capital Holdings, the Administrative Agent and all Lenders;

                         (ii) a fully executed Amendment No. 2 to the TNLP Credit Agreement providing for the extension of the Scheduled Termination Date thereunder until January ___, 2012;
                         (iii) certified copies of the Senior Unsecured Note (2007) Documents and each other document and instrument executed and delivered in connection therewith (including all material tender offer documents and all related material documents with respect to the satisfaction and discharge of all Indebtedness and Liens with respect to the Senior Secured Notes and Senior Second Lien Notes), duly executed by the parties thereto and each in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate of the Secretary or an Assistant Secretary of Terra Capital that, as at the Fourth Amendment Effective Date, such Senior Unsecured Note (2007) Documents and other documents and instruments of which are attached thereto (A) are true and complete copies of the originals thereof and (B) are in full force and effect and have not been modified or amended from such attached copies; and
                         (iv) such additional documentation as the Administrative Agent or the Lenders may reasonably require.
               (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).
               (c) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date.
               (d) Fees and Expenses Paid. The Borrowers shall have paid to the Administrative Agent (i) the amendment fee referred to in Section 9 and (ii) in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment.
          6. Representations and Warranties. On and as of the date hereof, and as of the Fourth Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:
               (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and
               (b) No Default or Event of Default has occurred and is continuing.

          7. Continuing Effect; No other Amendments. Except as expressly amended hereby or waiver herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.
          8. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
          9. Amendment Fees. As consideration for the execution of this Amendment, the Borrowers agree to pay on the Fourth Amendment Effective Date to the Administrative Agent, for the account of each Lender signatory to this Amendment, an amendment fee equal to 0.10% of such Lender’s Revolving Credit Commitment then in effect.
          10. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.
          11. Governing Law; Counterparts; Miscellaneous.
               (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
               (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
               (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
               (d) From and after the Fourth Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
[signature pages follow]

          IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 4 to the Amended and Restated Credit Agreement to be effective for all purposes as of the Fourth Amendment Effective Date.

Borrowers Terra Capital, Inc.
By:	/s/ F. G. Meyer
Name:
Title:

Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation)
By:	/s/ F. G. Meyer
Name:
Title:

Terra Nitrogen (U.K.) Limited
By:	/s/ F. G. Meyer
Name:
Title:

Guarantors Terra Industries Inc.
By:	/s/ F. G. Meyer
Name:
Title:

Terra Capital Holdings Inc.
By:	/s/ F. G. Meyer
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Administrative Agent Citicorp USA, Inc.
By:	/s/ David Jaffe
	Name:	David Jaffe
	Title:	Director/Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Lenders Citicorp USA, Inc.
By:	/s/ David Jaffe
	Name:	David Jaffe
	Title:	Director/Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Wells Fargo Foothill, Inc.
By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

LaSalle Bank National Association
By:	/s/ Julie S. Harris
	Name:	Julie Harris
	Title:	First Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Congress Financial Corp.
By:	/s/ Thomas A. Martin
	Name:	Thomas A. Martin
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

General Electric Capital Corporation
By:	/s/ Alison P. Trapp
	Name:	Alison P. Trapp
	Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

National City Business Credit, Inc.
By:	/s/ Thomas J. Evans
	Name:	Thomas J. Evans
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

State of California Public Employees’ Retirement System
By:	/s/ Arnold B. Phillips
	Name:	Arnold B. Phillips
	Title:	Senior P.M.

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

CONSENT OF GUARANTORS
Dated as of February 2 , 2007
          Each of the undersigned companies, as a Guarantor under the Amended and Restated Guaranty dated October 10, 2001 (the “Guaranty”), in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.
[Signature pages follow]

[SIGNATURE TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

          IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORP. (F/K/A MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA INTERNATIONAL (CANADA) INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A MISSISSIPPI NITROGEN, INC.)
TERRA HOUSTON AMMONIA, INC. (F/K/A MISSISSIPPI CHEMICAL MANAGEMENT COMPANY)
TERRA NITROGEN GP HOLDINGS INC.

By:	/s/ F. G. Meyer
Name:
Title:

TERRA NITROGEN (U.K.) LIMITED
By:	/s/ F. G. Meyer
Name:
Title:

TERRA (U.K.) HOLDINGS INC.
By:	/s/ F. G. Meyer
Name:
Title:

[CONSENT TO AMENDMENT NO. 4 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]